Exhibit 99.1

For Immediate Release

Waste Management Announces Fourth Quarter and Full-Year 2019 Earnings

Company Grows Full-Year Net Cash Provided by Operating Activities by 8.5%

Named to CDP’s ‘A List’ for Leading Effort Toward a Low-Carbon Future

Houston — Feb. 13, 2020 — Waste Management, Inc. (NYSE: WM) today announced financial results for its quarter ended December 31, 2019. Revenues for the fourth quarter of 2019 were $3.85 billion, compared with $3.84 billion for the same 2018 period. Net income for the quarter was $447 million, or $1.05 per diluted share, compared with net income of $531 million, or $1.24 per diluted share, for the fourth quarter of 2018.(a)  On an adjusted basis, earnings per diluted share were $1.19 for the fourth quarter of 2019, compared with $1.13 for the fourth quarter of 2018.(b)

The Company’s adjusted fourth quarter 2019 results exclude negative impacts of $0.07 per diluted share for non-cash charges to write off certain assets, $0.05 per diluted share from interest and advisory costs incurred in connection with the pending acquisition of Advanced Disposal Services, Inc., and $0.02 per diluted share from costs incurred to support our plan to implement a new enterprise resource planning system.

For the full year 2019, the Company reported revenues of $15.46 billion, compared with $14.91 billion for 2018. Earnings per diluted share were $3.91 for the full year 2019 compared with $4.45 for the full year 2018. On an adjusted basis, earnings per diluted share were $4.40 for the full year 2019 versus $4.20 for the full year 2018.(b)

“In 2019, we continued our focus on optimizing our traditional solid waste business, developing our people and investing in technology to better serve our customers,” said Jim Fish, President and Chief Executive Officer of Waste Management. “Our strong results demonstrate that we are investing in the right areas. Our collection and disposal business operating EBITDA grew by 8.5% in 2019 and operating EBITDA margin expanded by 70 basis points. This strong operating EBITDA growth translated into an 8.5% increase in net cash provided by operations in 2019.(c)

“We also are pleased to have been recognized for the fourth consecutive year on CDP’s ‘A-List’ for leading effort toward a low-carbon future. We have had a longstanding commitment to environmental transparency and are proud of the progress we have achieved on reducing emissions and mitigating climate risk,” Fish said.

Key Highlights for the FOURTH Quarter AND THE FULL YEAR 2019

Profitability

•      Total Company operating EBITDA was $1.05 billion for the fourth quarter of 2019 and $4.28 billion for the full year. Adjusted operating EBITDA was $1.12 billion for the fourth quarter of 2019 and $4.38 billion for the full year. On a year-over-year basis, adjusted operating EBITDA grew $28 million, or 2.6%, in the fourth quarter and $167 million, or 4.0%, for the year. Adjusted operating EBITDA margin improved 70 basis points in the fourth quarter and 10 basis points for the full year.(b)

FOR MORE INFORMATION Waste Management Website www.wm.com Analysts Ed Egl 713.265.1656 eegl@wm.com Media Andy Izquierdo 832.710.5287 aizquierdo@wm.com

•      Operating EBITDA in the Company’s collection and disposal business, adjusted on the same basis as total Company operating EBITDA, was $1.33 billion for the fourth quarter of 2019 and $5.13 billion for the full year. On a year-over-year basis, adjusted operating EBITDA in the Company’s collection and disposal business grew $120 million, or 9.9%, in the fourth quarter and $402 million, or 8.5%, for the year. Adjusted operating EBITDA margin in the Company’s collection and disposal business improved 190 basis points in the fourth quarter and 70 basis points for the full year.

Revenue Growth

•      In the fourth quarter of 2019, revenue growth was driven by strong organic growth in the Company’s collection and disposal business, which contributed $88 million of incremental revenue. For the full year, yield and volume growth in the Company’s collection and disposal business contributed $706 million of incremental revenue.

•     Core price was 4.3% in the fourth quarter of 2019, compared to 4.4% in the fourth quarter of 2018. For the full year, core price was 4.2% in both 2019 and 2018.(d)

•      Internal revenue growth from yield for collection and disposal operations was 3.2% in the fourth quarter of 2019 and 2.8% for the full year, compared with 2.3% for both the fourth quarter and the full year of 2018.

•      Collection and disposal internal revenue growth from volume was negative 0.6% in the fourth quarter of 2019. Total Company internal revenue growth from volume, which includes recycling and other businesses, was negative 0.4% in the fourth quarter. For the full year 2019, collection and disposal internal revenue growth from volume was 2.6% and total Company internal revenue growth from volume was 2.3%.

•      Throughout 2019 strong revenue growth from the collection and disposal business was partially offset by recycling commodity price headwinds. The sharp decline in market prices for recycled commodities led to a $104 million year-over-year decline in revenue from the Company’s recycling line of business in the fourth quarter of 2019 and a $244 million decline for the full year.

Commodity-Based Businesses

•      Operating EBITDA in the Company’s recycling line of business declined $12 million when comparing the fourth quarter of 2019 with the prior year period. For the full year, operating EBITDA in the Company’s recycling line of business was essentially flat when compared to the full year 2018. The Company achieved this outcome in spite of a 35% decline in market prices for recycled commodities during 2019, due to the continued focus on developing a sustainable recycling business model that meets customers’ environmental needs on a fee-for-service basis.

•      Operating EBITDA from the sale of renewable natural gas credits declined $12 million from the fourth quarter of 2018 due to lower market values. For the full year 2019, operating EBITDA from the sale of renewable natural gas credits declined $23 million from 2018.

Cost Management

•      As a percentage of revenue, total Company operating expenses were 60.2% in the fourth quarter of 2019 compared to 61.9% in the fourth quarter of 2018. For the full year, as a percentage of revenue, total Company operating expenses were 61.4% in 2019, or 61.3% on an adjusted basis, compared to 62.0% in 2018.(b)

•       As a percentage of revenue, SG&A expenses were 11.6% in the fourth quarter of 2019, or 10.7% on an adjusted basis, compared to 9.6% in the fourth quarter of 2018. For the full year, as a percentage of revenue, SG&A expenses were 10.6%, or 10.3% on an adjusted basis, compared to 9.7% for the full year 2018.(b)

Free Cash Flow & Capital Allocation

•      Net cash provided by operating activities was $1.02 billion in the fourth quarter compared to $912 million in the fourth quarter of 2018. For the full year, net cash provided by operating activities was $3.87 billion, compared to $3.57 billion for the full year of 2018.

•      Capital expenditures were $286 million in the fourth quarter of 2019, compared to $454 million in the fourth quarter of 2018. For the full year, capital expenditures were $1.82 billion, compared to $1.69 billion for the full year of 2018.

•       Free cash flow was $756 million, including $20 million in asset sales, in the fourth quarter of 2019, compared to $560 million, including $102 million in asset sales, in the fourth quarter of 2018. For the full year, free cash flow was $2.11 billion, including $49 million in asset sales, compared to $2.08 billion, including $208 million in asset sales, for the full year of 2018.(b)

•      The Company paid $218 million of dividends to shareholders in the fourth quarter of 2019. For the full year, the Company returned $1.12 billion to shareholders comprised of $876 million in dividends and $248 million in share repurchases.

•      The Company spent $527 million on acquisitions of solid waste businesses during 2019, $9 million of which was spent in the fourth quarter.

Income Taxes

•      The Company’s effective tax rate for the fourth quarter of 2019 was 15.8%. On an adjusted basis, the tax rate was 16.3%. For the full year, the Company’s effective tax rate was 20.6%. On an adjusted basis, the tax rate was 20.2%.(b)

2020 OUTLOOK(e)

Profitability

•     Adjusted operating EBITDA is expected to be between $4.56 and $4.66 billion for the full year.(b)

Revenue Growth

•     Core price is expected to be 4.0% or greater. Internal revenue growth from yield on the collection and disposal business is expected to be about 2.5%.

•      Internal revenue growth from volume is expected to be about 1.5%.

Free Cash Flow & Capital Allocation

•      Free cash flow is projected to be between $2.15 and $2.25 billion, exclusive of transaction and advisory costs incurred for the acquisition of Advanced Disposal.(b)

•      Capital expenditures are expected to be in the range of $1.7 to $1.8 billion.

•      The Board of Directors has indicated its intention to increase the dividend by $0.13 per share to $2.18 on an annual basis for an approximate annual cost of $920 million. This represents the 17th consecutive year of increases in the Company’s per share dividend. The Board must separately approve and declare each dividend.

•      The Company has $1.32 billion remaining on its existing Board of Directors’ authorization to repurchase common stock.  Given the strength of the Company’s free cash flow performance in 2019 and outlook for 2020, the Company expects to restart its share repurchase program in the first quarter.

Fish concluded, “Our hardworking team members made 2019 a successful year, and 2020 is set to be an outstanding year as we drive organic growth in the solid waste business and anticipate closing on the acquisition of Advanced Disposal. We will continue to focus on the long-term growth of our business through investments in our team members, technology, and asset network.  We are confident that we are positioned for success in 2020 and beyond.”

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(a)    For purposes of this press release, all references to “Net income” refer to the financial statement line items “Net income attributable to Waste Management, Inc.”

(b)   Adjusted earnings per diluted share, adjusted net income, adjusted operating EBITDA, adjusted operating EBITDA margin, adjusted operating expenses, adjusted SG&A expenses, adjusted tax rate, and free cash flow are non-GAAP measures. Please see “Non-GAAP Financial Measures” below and the reconciliations in the accompanying schedules for more information.

(c)    Management defines operating EBITDA as GAAP income from operations before depreciation and amortization; this measure may not be comparable to similarly-titled measures reported by other companies.

(d)    Core price is a performance metric used by management to evaluate the effectiveness of our pricing strategies; it is not derived from our financial statements and may not be comparable to measures presented by other companies. Core price is based on certain historical assumptions, which may differ from actual results, to allow for comparability between reporting periods and to reveal trends in results over time.  Beginning with the fourth quarter 2019, the Company has updated its core price calculation. With advancements in technology, the Company began collecting additional transactional customer level data, which provides improved clarity of the impact of the Company’s pricing activities. While this does not change the year-over-year core price performance result, the new measure reflects a more precise calculation in the evaluation of revenue changes. Please refer to the press release tables, where the Company has provided two years of quarterly core price data using the new methodology.

(e)    The Company’s 2020 Outlook does not include the impact of our planned acquisition of Advanced Disposal Services, Inc.

The Company will host a conference call at 10:00 AM (Eastern) Feb. 13, 2020 to discuss the fourth quarter and full year 2019 results. Information contained within this press release will be referenced and should be considered in conjunction with the call.

The conference call will be webcast live from the “Events & Presentations” section of investors.wm.com. To access the conference call by telephone, please dial (877) 710-6139 approximately 10 minutes prior to the scheduled start of the call. If you are calling from outside of the United States or Canada, please dial (706) 643-7398. Please utilize conference ID number 9977058 when prompted by the conference call operator.

A replay of the conference call will be available on the Company’s website investors.wm.com and by telephone from approximately 1:00 PM (Eastern) Feb. 13, 2020 through 5:00 PM (Eastern) on Feb. 27, 2020. To access the replay telephonically, please dial (855) 859-2056, or from outside of the United States or Canada, dial (404) 537-3406 and use the replay conference ID number 9977058.

about waste management

Waste Management, based in Houston, Texas, is the leading provider of comprehensive waste management environmental services in North America. Through its subsidiaries, the Company provides collection, transfer, disposal services, and recycling and resource recovery. It is also a leading developer, operator and owner of landfill gas-to-energy facilities in the United States. The Company’s customers include residential, commercial, industrial, and municipal customers throughout North America. To learn more information about Waste Management, visit www.wm.com or www.thinkgreen.com.

FORWARD-LOOKING STATEMENTS

The Company, from time to time, provides estimates of financial and other data, comments on expectations relating to future periods and makes statements of opinion, view or belief about current and future events. This press release contains a number of such forward-looking statements, including but not limited to all statements under the heading “2020 OUTLOOK” and all statements about future business performance, growth, investments and timing and closing of the Advanced Disposal Services, Inc. acquisition. You should view these statements with caution. They are based on the facts and circumstances known to the Company as of the date the statements are made. These forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those set forth in such forward-looking statements, including but not limited to, increased competition; pricing actions; failure to implement our optimization, growth, and cost savings initiatives and overall business strategy; failure to identify acquisition targets and negotiate attractive terms; failure to consummate or integrate the acquisition of Advanced Disposal Services, Inc. or other acquisitions; failure to obtain the results anticipated from the acquisition of Advanced Disposal Services, Inc. or other acquisitions; environmental and other regulations, including developments related to emerging contaminants and renewable fuel; commodity price fluctuations; international trade restrictions; weakness in economic conditions; failure to obtain and maintain necessary permits; disposal alternatives and waste diversion; declining waste volumes; failure to develop and protect new technology; failure of technology to perform as expected, including implementation of a new enterprise resource planning system; failure to prevent, detect and address cybersecurity incidents or comply with privacy regulations; significant environmental or other incidents resulting in liabilities and brand damage; significant storms and destructive events influenced by climate change; labor disruptions; impairment charges; and negative outcomes of litigation or governmental proceedings. Please also see the Company’s filings with the SEC, including Part I, Item 1A of the Company’s most recently filed Annual Report on Form 10-K, for additional information regarding these and other risks and uncertainties applicable to our business. The Company assumes no obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.

NON-GAAP FINANCIAL MEASURES

To supplement its financial information, the Company has presented, and/or may discuss on the conference call, adjusted earnings per diluted share, adjusted net income, adjusted operating EBITDA, adjusted operating EBITDA margin, adjusted operating expenses, adjusted SG&A expenses, adjusted tax rate and free cash flow, as well as projections of adjusted operating EBITDA and free cash flow; these are non-GAAP financial measures, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP but believes that also discussing non-GAAP measures provides investors with (i) financial measures the Company uses in the management of its business and (ii) additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance and are not representative or indicative of its results of operations.

The Company’s non-GAAP results and projections exclude the impact of costs incurred in connection with the pending acquisition of Advanced Disposal Services, Inc. In addition, the Company’s projected full year 2020 operating EBITDA is anticipated to exclude the effects of other events or circumstances in 2020 that are not representative or indicative of the Company’s results of operations. Such excluded items are not currently determinable, but may be significant, such as asset impairments and one-time items, charges, gains or losses from divestitures or litigation, and other items. Due to the uncertainty of the likelihood, amount and timing of any such items, the Company does not have information available to provide a quantitative reconciliation of such projection to the comparable GAAP measure.

The Company discusses free cash flow because the Company believes that it is indicative of its ability to pay its quarterly dividends, repurchase common stock, fund acquisitions and other investments and, in the absence of refinancings, to repay its debt obligations. Free cash flow is not intended to replace “Net cash provided by operating activities,” which is the most comparable GAAP measure. The Company believes free cash flow gives investors useful insight into how the Company views its liquidity, but the use of free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that the Company has committed to, such as declared dividend payments and debt service requirements. The Company defines free cash flow as net cash provided by operating activities, less capital expenditures, plus proceeds from divestitures of businesses and other assets (net of cash divested); this definition may not be comparable to similarly-titled measures reported by other companies.

The quantitative reconciliations of non-GAAP measures used herein to the most comparable GAAP measures are included in the accompanying schedules, with the exception of projected operating EBITDA. Non-GAAP measures should not be considered a substitute for financial measures presented in accordance with GAAP.

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WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Millions, Except per Share Amounts)

(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Operating revenues	$3,846	$3,842	$15,455	$14,914
Costs and expenses:
Operating	2,314	2,379	9,496	9,249
Selling, general and administrative	445	370	1,631	1,453
Depreciation and amortization	395	370	1,574	1,477
Restructuring	3	—	6	4
(Gain) loss from divestitures, asset impairments and unusual items, net	34	(44)	42	(58)
	3,191	3,075	12,749	12,125
Income from operations	655	767	2,706	2,789
Other income (expense):
Interest expense, net	(110)	(97)	(411)	(374)
Loss on early extinguishment of debt	—	—	(85)	—
Equity in net losses of unconsolidated entities	(16)	(12)	(55)	(41)
Other, net	2	1	(50)	2
	(124)	(108)	(601)	(413)
Income before income taxes	531	659	2,105	2,376
Income tax expense	84	128	434	453
Consolidated net income	447	531	1,671	1,923
Less: Net income (loss) attributable to noncontrolling interests	—	—	1	(2)
Net income attributable to Waste Management, Inc.	$447	$531	$1,670	$1,925
Basic earnings per common share	$1.05	$1.25	$3.93	$4.49
Diluted earnings per common share	$1.05	$1.24	$3.91	$4.45
Weighted average basic common shares outstanding	424.5	425.3	424.6	429.1
Weighted average diluted common shares outstanding	427.4	428.5	427.5	432.2

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Millions)

(Unaudited)

	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$3,561	$61
Receivables, net	2,319	2,275
Other	329	309
Total current assets	6,209	2,645
Property and equipment, net	12,893	11,942
Goodwill	6,532	6,430
Other intangible assets, net	521	572
Other	1,588	1,061
Total assets	$27,743	$22,650
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued liabilities and deferred revenues	$2,926	$2,676
Current portion of long-term debt	218	432
Total current liabilities	3,144	3,108
Long-term debt, less current portion	13,280	9,594
Other	4,249	3,672
Total liabilities	20,673	16,374
Equity:
Waste Management, Inc. stockholders’ equity	7,068	6,275
Noncontrolling interests	2	1
Total equity	7,070	6,276
Total liabilities and equity	$27,743	$22,650

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Millions)

(Unaudited)

	Years Ended
	December 31,
	2019	2018
Cash flows from operating activities:
Consolidated net income	$1,671	$1,923
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	1,574	1,477
Loss on early extinguishment of debt	85	—
Other	464	199
Change in operating assets and liabilities, net of effects of acquisitions and divestitures	80	(29)
Net cash provided by operating activities	3,874	3,570
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(521)	(460)
Capital expenditures	(1,818)	(1,694)
Proceeds from divestitures of businesses and other assets (net of cash divested)	49	208
Other, net	(86)	(223)
Net cash used in investing activities	(2,376)	(2,169)
Cash flows from financing activities:
New borrowings	4,683	359
Debt repayments	(533)	(499)
Premiums paid on early extinguishment of debt	(84)	—
Net commercial paper borrowings	(1,001)	453
Common stock repurchase program	(248)	(1,004)
Cash dividends	(876)	(802)
Exercise of common stock options	67	52
Tax payments associated with equity-based compensation transactions	(33)	(29)
Other, net	(11)	(38)
Net cash provided by (used in) financing activities	1,964	(1,508)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	2	(3)
Increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	3,464	(110)
Cash, cash equivalents and restricted cash and cash equivalents at beginning of period	183	293
Cash, cash equivalents and restricted cash and cash equivalents at end of period	$3,647	$183

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Operating Revenues by Line of Business

	Three Months Ended		Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Commercial	$1,082	$1,024	$4,229	$3,972
Residential	657	644	2,613	2,529
Industrial	726	705	2,916	2,773
Other collection	121	117	482	450
Total collection	2,586	2,490	10,240	9,724
Landfill	966	914	3,846	3,560
Transfer	463	454	1,820	1,711
Recycling	240	339	1,040	1,293
Other	413	440	1,758	1,736
Intercompany (a)	(822)	(795)	(3,249)	(3,110)
Total	$3,846	$3,842	$15,455	$14,914

Internal Revenue Growth

	Period-to-Period Change for the				Period-to-Period Change for the
	Three Months Ended				Year Ended
	December 31, 2019 vs. 2018				December 31, 2019 vs. 2018
		As a % of		As a % of		As a % of		As a % of
		Related		Total		Related		Total
	Amount	Business(b)	Amount	Company(c)	Amount	Business(b)	Amount	Company(c)
Collection and disposal	$108	3.2%			$364	2.8%
Recycling commodities (d)	(109)	(33.3)			(248)	(20.0)
Fuel surcharges and mandated fees	(19)	(11.7)			(22)	(3.5)
Total average yield (e)			$(20)	(0.5)%			$94	0.6%
Volume			(15)	(0.4)			346	2.3
Internal revenue growth			(35)	(0.9)			440	2.9
Acquisitions			49	1.3			222	1.5
Divestitures			(10)	(0.3)			(104)	(0.7)
Foreign currency translation			—	0.0			(17)	(0.1)
Total			$4	0.1%			$541	3.6%

	Period-to-Period Change for the Three Months Ended December 31, 2019 vs. 2018		Period-to-Period Change for the Year Ended December 31, 2019 vs. 2018
	As a % of Related Business(b)		As a % of Related Business(b)
	Yield	Volume	Yield	Volume
Commercial	4.8%	1.5%	3.0%	2.4%
Industrial	3.9	(0.5)	4.0	1.3
Residential	3.1	(2.1)	3.3	(0.9)
Total collection	3.9	0.3	3.3	1.5
MSW	4.5	0.9	3.8	3.7
Transfer	2.3	(0.3)	2.9	4.0
Total collection and disposal	3.2%	(0.6)%	2.8%	2.6%

(a)	Intercompany revenues between lines of business are eliminated in the Condensed Consolidated Financial Statements included herein.

(b)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s related business revenue adjusted to exclude the impacts of divestitures for the current year period.

(c)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s total Company revenue adjusted to exclude the impacts of divestitures for the current year period.

(d)	Includes net impact of commodity price variability and changes in fees.

(e)	The amounts reported herein represent the changes in our revenue attributable to average yield for the total Company.

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Free Cash Flow (a)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net cash provided by operating activities	$1,022	$912	$3,874	$3,570
Capital expenditures	(286)	(454)	(1,818)	(1,694)
Proceeds from divestitures of businesses and other assets (net of cash divested)	20	102	49	208
Free cash flow	$756	$560	$2,105	$2,084

	Three Months Ended		Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Supplemental Data

Internalization of waste, based on disposal costs	67.1%	66.2%	66.6%	66.0%

Landfill amortizable tons (in millions)	29.0	29.6	120.7	115.6

Acquisition Summary (b)

Gross annualized revenue acquired	1	73	171	288

Total consideration for current year acquisitions, net of cash acquired	2	121	515	471

Cash paid for acquisitions consummated during the period, net of cash acquired	2	111	512	455

Cash paid for acquisitions including contingent consideration and other items from prior periods, net of cash acquired	9	118	527	466

Amortization, Accretion and Other Expenses for Landfills:	Three Months Ended		Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Landfill amortization expense:
Cost basis of landfill assets	$117	$113	$489	$440
Asset retirement costs	18	16	86	98
Total landfill amortization expense	135	129	575	538
Accretion and other related expense	26	26	102	100
Landfill amortization, accretion and other related expense	$161	$155	$677	$638

(a)	The summary of free cash flow has been prepared to highlight and facilitate understanding of the principal cash flow elements. Free cash flow is not a measure of financial performance under generally accepted accounting principles and is not intended to replace the consolidated statement of cash flows that was prepared in accordance with generally accepted accounting principles.
(b)	Represents amounts associated with business acquisitions consummated during the applicable period except where noted.

WASTE MANAGEMENT, INC.

SUPPLEMENTAL DATA

(In Millions)

(Unaudited)

Core Price (a)

	2019
	Q1	Q2	Q3	Q4	Full Year
Commercial	5.3%	5.3%	5.1%	6.1%	5.4%
Residential	4.4%	4.3%	4.1%	4.1%	4.2%
Industrial	6.1%	5.0%	4.9%	4.6%	5.1%
Landfill	4.3%	4.0%	3.9%	3.8%	4.0%
Solid Waste	4.5%	4.2%	4.0%	4.3%	4.2%

	2018
	Q1	Q2	Q3	Q4	Full Year
Commercial	5.4%	6.1%	6.1%	6.1%	5.9%
Residential	3.0%	3.1%	3.4%	3.5%	3.2%
Industrial	4.8%	6.3%	6.1%	6.3%	5.9%
Landfill	3.3%	3.0%	2.9%	3.4%	3.1%
Solid Waste	3.8%	4.2%	4.3%	4.4%	4.2%

(a)	Beginning with the fourth quarter 2019, the Company has updated its core price calculation. With advancements in technology, the Company began collecting additional transactional customer level data, which provides improved clarity of the impact of the Company's pricing activities. While this does not change the year-over-year core price performance result, the new measure reflects a more precise calculation in the evaluation of revenue changes. The 2019 and 2018 quarterly and full year data provided represent core price data using the new methodology.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended December 31, 2019
	Income from Operations	Pre-tax Income	Tax Expense		Net Income (a)	Diluted Per Share Amount
As reported amounts	$655	$531	$84		$447	$1.05
Adjustments:
Loss from divestitures, asset impairments and unusual items, net	34	34	6		28
Advanced Disposal acquisition-related costs	24	28	6		22
Enterprise resource planning system related costs	10	10	2		8
Restructuring	3	3	1		2
	71	75	15		60	0.14
As adjusted amounts	$726	$606	$99	(b)	$507	$1.19
Depreciation and amortization	395
As adjusted operating EBITDA	$1,121

	Three Months Ended December 31, 2018
	Income from Operations	Pre-tax Income	Tax Expense		Net Income (a)	Diluted Per Share Amount
As reported amounts	$767	$659	$128		$531	$1.24
Adjustments:
Gain from divestitures, asset impairments and unusual items, net	(44)	(44)	(13)		(31)
Tax benefits related to adjustment to deferred taxes	-	-	17		(17)
	(44)	(44)	4		(48)	(0.11)
As adjusted amounts	$723	$615	$132		$483	$1.13
Depreciation and amortization	370
As adjusted operating EBITDA	$1,093

(a)	For purposes of this press release table, all references to "Net income" refer to the financial statement line item "Net income attributable to Waste Management, Inc."
(b)	The Company calculates its effective tax rate based on actual dollars. When the effective tax rate is calculated by dividing the Tax Expense amount in the table above by the Pre-tax Income amount, differences occur due to rounding, as these items have been rounded in millions. The fourth quarter 2019 adjusted effective tax rate was 16.3%.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions, Except Per Share Amounts)

(Unaudited)

	Year Ended December 31, 2019
	Income from Operations	Pre-tax Income	Tax Expense		Net Income (a)	Diluted Per Share Amount
As reported amounts	$2,706	$2,105	$434		$1,670	$3.91
Adjustments:
Loss on early extinguishment of debt	-	84	20		64
Impairment of an investment and other	-	55	-		55
Advanced Disposal acquisition-related costs	33	45	8		37
Loss from divestitures, asset impairments and unusual items, net	57	57	12		45
Enterprise resource planning system related costs	10	10	2		8
Restructuring	3	3	1		2
	103	254	43		211	0.49
As adjusted amounts	$2,809	$2,359	$477	(b)	$1,881	$4.40
Depreciation and amortization	1,574
As adjusted operating EBITDA	$4,383

	Year Ended December 31, 2018
	Income from Operations	Pre-tax Income	Tax Expense		Net Income (a)	Diluted Per Share Amount
As reported amounts	$2,789	$2,376	$453		$1,925	$4.45
Adjustments:
Gain from divestitures, asset impairments and unusual items, net	(55)	(55)	(17)		(38)
Tax benefits related to income tax audit settlements	-	-	33		(33)
Benefit primarily related to favorable adjustments from changes in state tax law and impact of Tax Cuts and Jobs Act	-	-	27		(27)
Tax benefits related to adjustment to deferred taxes	-	-	17		(17)
Charges related to multiemployer pension plans	3	3	1		2
Restructuring	2	2	1		1
	(50)	(50)	62		(112)	(0.25)
As adjusted amounts	$2,739	$2,326	$515		$1,813	$4.20
Depreciation and amortization	1,477
As adjusted operating EBITDA	$4,216

(a)	For purposes of this press release table, all references to "Net income" refer to the financial statement line item "Net income attributable to Waste Management, Inc."
(b)	The Company calculates its effective tax rate based on actual dollars. When the effective tax rate is calculated by dividing the Tax Expense amount in the table above by the Pre-tax Income amount, differences occur due to rounding, as these items have been rounded in millions. The full year 2019 adjusted effective tax rate was 20.2% .

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES
(In Millions)
(Unaudited)

	Three Months Ended
	December 31, 2019		December 31, 2018
Adjusted Operating EBITDA and Adjusted Operating EBITDA Margin	Amount	As a % of Revenues	Amount	As a % of Revenues

Operating revenues, as reported	$3,846		$3,842

Income from operations, as reported	655		767
Depreciation and amortization, as reported	395		370
Operating EBITDA, as reported	$1,050		$1,137
Adjustments:
(Gain) loss from divestitures, asset impairments and unusual items, net	34		(44)
Advanced Disposal acquisition-related costs	24		-
Enterprise resource planning system related costs	10		-
Restructuring	3		-
Adjusted operating EBITDA (a)	$1,121	29.1%	$1,093	28.4%

	Years Ended
	December 31, 2019		December 31, 2018
Adjusted Operating EBITDA and Adjusted Operating EBITDA Margin	Amount	As a % of Revenues	Amount	As a % of Revenues

Operating revenues, as reported	$15,455		$14,914

Income from operations, as reported	2,706		2,789
Depreciation and amortization, as reported	1,574		1,477
Operating EBITDA, as reported	$4,280		$4,266
Adjustments:
(Gain) loss from divestitures, asset impairments and unusual items, net	57		(55)
Advanced Disposal acquisition-related costs	33		-
Enterprise resource planning system related costs	10		-
Restructuring	3		2
Charges related to multiemployer pension plans	-		3
Adjusted operating EBITDA	$4,383	28.4%	$4,216	28.3%

2020 Projected Free Cash Flow Reconciliation (a)

	Scenario 1	Scenario 2
Net cash provided by operating activities	$3,800	$3,950
Capital expenditures	(1,700)	(1,800)
Proceeds from divestitures of businesses and other assets (net of cash divested)	50	100
Free cash flow	$2,150	$2,250

(a)	The reconciliation includes two scenarios that illustrate our projected free cash flow range for 2020. The amounts used in the reconciliation are subject to many variables, some of which are not under our control and, therefore, are not necessarily indicative of actual results.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES
(In Millions)
(Unaudited)

	Years Ended
	December 31, 2019		December 31, 2018
Adjusted Operating Expenses and Adjusted Operating Expenses Margin	Amount	As a % of Revenues	Amount	As a % of Revenues

Operating revenues, as reported	$15,455		$14,914

Operating expenses, as reported	$9,496		$9,249
Adjustments:
Non-cash charges to write-off certain assets	(16)		-
Charges related to multiemployer pension plans	-		(3)
Adjusted operating expenses	$9,480	61.3%	$9,246	62.0%

	Three Months Ended
	December 31, 2019		December 31, 2018
Adjusted SG&A Expenses and Adjusted SG&A Expenses Margin	Amount	As a % of Revenues	Amount	As a % of Revenues

Operating revenues, as reported	$3,846		$3,842

SG&A expenses, as reported	$445		$370
Adjustments:
Advanced Disposal acquisition-related costs	(24)		-
Enterprise resource planning system related costs	(10)		-
Adjusted SG&A expenses	$411	10.7%	$370	9.6%

	Years Ended
	December 31, 2019		December 31, 2018
Adjusted SG&A Expenses and Adjusted SG&A Expenses Margin	Amount	As a % of Revenues	Amount	As a % of Revenues

Operating revenues, as reported	$15,455		$14,914

SG&A expenses, as reported	$1,631		$1,453
Adjustments:
Advanced Disposal acquisition-related costs	(33)		-
Enterprise resource planning system related costs	(10)		-
Adjusted SG&A expenses	$1,588	10.3%	$1,453	9.7%